Exhibit 10.4

ADDENDUM to

Exclusive License Agreement

This Addendum (“Addendum”) is made and entered into as of 8 January 2025 (the “Effective Date”),

BY AND BETWEEN

SUPERGENICS PTE LTD (UEN: 201104919N), a company incorporated in Singapore with its address at 6 Eu Tong Sen Street, #11-01 Soho 1 @ Central, Singapore 059817 (hereinafter referred to as “SUPERGENICS”);

AND

SHARI WELLNESS PTE LTD (UEN: 201322810M) of a company incorporated in Singapore with its address at 6 Eu Tong Sen Street, #11-01 Soho 1 @ Central, Singapore 059817 (hereinafter referred to as “SHARI”);

WHEREAS, Supergenics and Shari entered into an agreement dated 18 Auguest 2024 (the “Agreement”) and the parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as to the clause “Article 9. Termination 9.2 (iv) If SHARI undergoes a substantial change in management, personnel, or ownership effected without the prior written approval of the either Party”

1.	Supergenics supports Shari in its Nasdaq IPO initiative, in collaboration with Biogenisk Pte Limited commencing 2025.

2.	Supergenics confirms that this exclusive license agreement will continue to survive following the successful listing of the company under Regenique Group Limited.

All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year first above written.

Signed by	Signed by
SUPERGENICS PTE LTD	SHARI WELLNESS PTE LTD

/s/ Wong Ming Kwong	/s/ Wee Hee Ling
Wong Ming Kwong	Wee Hee Ling
Director	Chief Executive
Date: 08 January 2025	Date: 08 January 2025